UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2015

Resource Real Estate Opportunity REIT II, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-184476

Maryland	80-0854717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Cash Distributions

On January 26, 2015, the board of directors of Resource Real Estate Opportunity REIT II, Inc. (the “Company”) authorized cash distributions to its stockholders of record at the close of business each day in the period commencing January 30, 2015 through and including March 30, 2015. The declared distributions equal a daily amount of $0.00164384 per share of common stock. These distributions are payable on February 27, 2015 and March 31, 2015. Distributions will be paid in cash, or for investors enrolled in the Company’s distribution reinvestment plan, reinvested in additional shares of common stock.

Stock Distribution

On February 19, 2015, the Company’s board of directors authorized a stock distribution of 0.005 shares of the Company’s common stock, or 0.5% of each outstanding share of common stock, to the stockholders of record at the close of business on March 31, 2015. Such stock distribution is to be issued on April 15, 2015.

The Company believes that the stock distributions should be tax-free transactions for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” common stock should be computed by dividing the adjusted tax basis of the old common stock by the total number of shares, old and new. The holding period of the common stock received in such non-taxable distribution is expected to begin on the date the taxpayer acquired the common stock which is the date that each distribution is made. Stockholders should consult their own tax advisors regarding the tax consequences of this stock distribution.

Amended and Restated Distribution Reinvestment Plan

On February 26, 2015, the Company’s board of directors adopted the Amended and Restated Distribution Reinvestment Plan (the “Amended DRP”). The Amended DRP provides that the Company expects to establish a net asset value (“NAV”) per share of its common stock no later than October 30, 2016. After the Company establishes an NAV per share, the price at which shares will be purchased pursuant to the Amended DRP will be 95% of the per share purchase price at which shares are sold in the Company’s primary offering, which price will be based upon the NAV per share. The other terms of the Amended DRP are consistent with the terms of the Distribution Reinvestment Plan currently in effect. The Amended DRP will become effective on March 9, 2015.

Second Amended and Restated Share Redemption Program

On February 26, 2015, the Company’s board of directors adopted the Second Amended and Restated Share Redemption Program (the “Amended SRP”). The Amended SRP provides that the Company expects to establish a net asset value (“NAV”) per share of its common stock no later than October 30, 2016. After the Company establishes an NAV per share, the price at which the Company will redeem shares (including shares received as stock distributions) will be as follows:

•	For those shares held by a redeeming stockholder for at least one year, 92.5% of the most recent NAV per share as of the applicable redemption date;

•	For those shares held by a redeeming stockholder for at least two years, 95.0% of the most recent NAV per share as of the applicable redemption date;

•	For those shares held by a redeeming stockholder for at least three years, 97.5% of the most recent NAV per share as of the applicable redemption date; and

•	For those shares held by a redeeming stockholder for at least four years, 100% of the most recent NAV per share as of the applicable redemption date.

The other terms of the Amended SRP are consistent with the terms of the Amended and Restated Share Redemption Program currently in effect. The Amended SRP will become effective on March 29, 2015.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Ex. 99.1	Amended and Restated Distribution Reinvestment Plan

Ex. 99.2	Second Amended and Restated Share Redemption Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

Dated: February 27, 2015	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)